UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2016

AMARANTUS BIOSCIENCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55016	26-0690857
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

655 Montgomery Street, Suite 900 San Francisco, CA	94111
(Address of Principal Executive Offices)	(Zip Code)

(408) 737-2734

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry Into a Material Definitive Agreement.

On January 27, 2016, Amarantus BioScience Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Series H SPA”) with an accredited investor for the sale of 1,166.666 (including 10% OID) shares of the Company’s 12% Series H Preferred Stock (the “Series H Preferred Stock”) and a warrant to purchase 495,833 shares of common stock (the “RD Warrant” and together with the Series H Preferred Stock, the “Securities”) in a registered direct offering (the “RD Offering”), subject to customary closing conditions.   The gross proceeds to the Company from the RD Offering were $1,000,000. Each share of Series H Preferred Stock has a stated value of $1,000 and is convertible into shares of common stock at an initial conversion price of the lower of (i) $2.50, subject to adjustment and (ii) 75%, subject to adjustment, of the lowest volume weighted average price, or VWAP, during the fifteen (15) Trading Days immediately prior to the date a conversion notice is sent to the Company by a holder, at any time at the option of the holder.

The RD Warrant is exercisable at any time on or after the earlier to occur of (i) all shares of common stock underlying the RD Warrant are registered for resale under the Securities Act of 1933, and (ii) the date six (6) months from January 27, 2016 (the earlier to occur of (i) and (ii), the “Initial Exercise Date”) and on or prior to the close of business on the five-year anniversary of the Initial Exercise Date at an exercise price of $2.00 per share.

The Securities were issued pursuant to a prospectus supplement dated January 28, 2016 filed with the Securities and Exchange Commission on January 28, 2016, in connection with a takedown from the Registration Statement on Form S-3 (File No. 333-203845), which was declared effective by the SEC on May 22, 2015.

In addition, the Company and certain of its investors agreed to a leak-out agreement dated January 27, 2016 pursuant to which the investors agreed to certain trading restrictions with respect to its holdings of preferred stock and convertible notes of the Company until March 12, 2016.

The Company also entered into repurchase agreements dated January 27, 2016 with two of its institutional investors pursuant to which the Company agreed to repurchase an aggregate 496.031746 shares of Series H Preferred Stock and 496.031746 shares of Series E Preferred Stock each at a price of $750,000 in 3 tranches in February 2016. Concurrently therewith, the Company has entered into an agreement with International Infusion LLC to provide funding of up to $1,500,000 to be used solely to repurchase such shares of Series H Preferred Stock.

Item 8.01          Other Items.

On January 27, 2016, the Company issued a press release announcing the closing of a $1M investment from an investor introduced to the Company by International Infusion, LLC A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Securities Purchase Agreement

10.2	Form of Leak-Out Agreement dated January 27, 2016 between the Company and the holders of the Company’s Series E Convertible Preferred Stock, Series H Convertible Preferred Stock and Five Year Common Stock Purchase Warrants.

10.3	Form of Stock Repurchase Agreement dated January 27, 2016.

10.4	Form of Stock Repurchase Agreement dated January 27, 2016.

99.1	Amarantus Bioscience Holdings, Inc. Press Release, dated January 27, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMARANTUS BIOSCIENCE HOLDINGS, INC.

Date: January 28, 2016	By:	/s/ Gerald E. Commissiong
	Name:	Gerald E. Commissiong
	Title:	Chief Executive Officer

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